UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2021

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Michael J. Loparco, Executive Vice President and CEO Electronic Manufacturing Services of Jabil Inc. (“Jabil”) will retire effective November 30, 2022 (the “Effective Date”). In connection therewith, Mr. Loparco entered into a Mutual Separation Agreement and Release dated December 5, 2021 (the “Agreement”).

“We thank Mike for his 23 years of service to Jabil where he demonstrated his deep commitment to our customers, our employees and the communities we serve. Mike’s tireless stamina, relentless work ethic, deep understanding of our business, and commitment to our values have left a tremendous impact on Jabil,” said Mark Mondello, Chairman of the Board and Chief Executive Officer of Jabil.

The Agreement provides that Mr. Loparco will receive a severance payment of $700,000 payable on or immediately after the Effective Date. Mr. Loparco will also receive $700,000 representing his target annual cash incentive under Jabil’s Short Term Incentive Plan for fiscal year 2022 payable when other officers of Jabil receive payments under such plan for fiscal year 2022. The Agreement further provides that, with respect to his outstanding equity and equity-based awards, Jabil will abide by the terms of the applicable award agreements. Mr. Loparco will be entitled to continuation of group medical insurance coverage subsidized by Jabil for the lesser of 18 months or until he becomes eligible for enrollment in group health coverage of a successor employer. Under the Agreement, Mr. Loparco will be subject to (a) a general release of claims and a covenant not to sue, (b) confidentiality and non-disparagement provisions, and (c) non-compete, non-solicitation, and non-interference provisions for a period of two years after the Effective Date. Amounts payable to Mr. Loparco under the Agreement are subject to forfeiture and/or claw back in the event of a violation or threatened violation of the confidentiality, non-disparagement, non-compete, non-solicitation, and non-interference provisions.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1*	Mutual Separation Agreement and Release dated as of December 5, 2021 between Jabil Inc. and Michael J. Loparco.

104	Cover Page Interactive Data File - Embedded within the inline XBRL document.

*

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Jabil agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.
(Registrant)

December 9, 2021	By:	/s/ Robert L. Katz
EVP, General Counsel and Chief Compliance Officer